As filed with the Securities and Exchange Commission on December 9, 2002
                                                   Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   3M COMPANY
             (Exact name of Registrant as specified in its charter)

                      Delaware                   41-0417775
             (State of incorporation)    (I.R.S. Employer I.D. No.)
                                    3M Center
                            St. Paul, Minnesota 55144
                                 (651) 733-2204
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                 1997 GENERAL EMPLOYEES STOCK PURCHASE PLAN AND
                     1997 MANAGEMENT STOCK OWNERSHIP PROGRAM
                            (Full title of the plans)

                                 Gregg M. Larson
                     Assistant General Counsel and Secretary
                                   3M Company
                                    3M Center
                            St. Paul, Minnesota 55144
                            Telephone: (651) 733-2204
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------- --------------------- -------------------- --------------------- --------------------
 Title of Securities        Amount to be       Proposed Maximum      Proposed Maximum         Amount of
 to be Registered(1)        Registered(1)          Offering         Aggregate Offering    Registration Fee
                                                Price/Share(2)            Price
----------------------- --------------------- -------------------- --------------------- --------------------
 Common Stock, $0.01         7,000,000              $125.57            $878,990,000          $80,867.08
   par value/share
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

REGISTRATION OF ADDITIONAL SECURITIES

         The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1997 General Employees Stock Purchase Plan and 1997 Management Stock Ownership Program. In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8, Registration No. 333-30691, 333-30689 and 333-44760 are incorporated herein by reference and the information required by Part II is omitted, except for Items 3 and 5, which have been updated.


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference in this Registration Statement:

3M COMMISSION FILINGS (FILE NO. 1-3285)          DATE/PERIOD
---------------------------------------          -----------
    Description of 3M's common stock             Dated July 31, 2000, as amended
    contained in 3M's Registration               on August 18, 2000
    Statement on Form S-3

    Annual Report on Form 10-K                   Year ended December 31, 2001

    Quarterly Reports on Form 10-Q               Quarters ended March 31, 2002,
                                                 June 30, 2002 and September 30,
                                                 2002

    Current Reports on Form 8-K                  March 5, 2002, April 9, 2002,
                                                 November 15, 2002, and December
                                                 9, 2002

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters with respect to the validity of securities registered hereby have been passed upon by Gregg M. Larson, our Assistant General Counsel. Mr. Larson beneficially owns, or has options to acquire, a number of shares of our common stock, which represents less than 1% of the total outstanding common stock.


ITEM 8.      EXHIBITS.

             See Exhibit Index


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, and State of Minnesota on December 9, 2002.


                                  3M COMPANY

                                  By /s/ Gregg M. Larson
                                     -------------------
                                  Name: Gregg M. Larson
                                  Title: Assistant General Counsel and Secretary

             Pursuant to the requirements of the Securities Act of 1993, as amended, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

                Signature                                  Title
                ---------                                  -----

/s/ W. James McNerney, Jr
------------------------------
W. James McNerney, Jr.                    Chairman of the Board, Chief Executive
                                          Officer and Director
/s/ Patrick D. Campbell
------------------------------
Patrick D. Campbell                       Senior Vice President, Chief Financial
                                          Officer (Principal Financial Officer)
/s/ Ronald G. Nelson
------------------------------
Ronald G. Nelson                          Vice President and Controller

/s/ Linda G. Alvarado
------------------------------
Linda G. Alvarado                                       Director

/s/ Edward A. Brennen
------------------------------
Edward A. Brennan                                       Director

/s/ Edward M. Liddy
------------------------------
Edward M. Liddy                                         Director

/s/ Aulana L. Peters
------------------------------
Aulana L. Peters                                        Director

/s/ Rozanne L. Ridgway
------------------------------
Rozanne L. Ridgway                                      Director

/s/ Kevin W. Sharer
------------------------------
Kevin W. Sharer                                         Director

/s/ Louis W. Sullivan
------------------------------
Louis W. Sullivan                                       Director


* By:  /s/ Gregg M. Larson
       ----------------------
       Gregg M. Larson
       Attorney-in-fact
       Date: December 9, 2002

                                INDEX TO EXHIBITS



---------------- ---------------------------------------------------------------
 Exhibit Number   Description
---------------- ---------------------------------------------------------------
       5          Opinion of Counsel re Legality (Consent of Counsel included therein).
---------------- ---------------------------------------------------------------
       15         Awareness Letter of PricewaterhouseCoopers LLP (regarding
                  interim financial information)
---------------- ---------------------------------------------------------------
       23         Consent of PricewaterhouseCoopers LLP (Consent of Counsel
                  included in Exhibit 5).
---------------- ---------------------------------------------------------------
       24.1       Power of Attorney
---------------- ---------------------------------------------------------------
       24.2       Power of Attorney
---------------- ---------------------------------------------------------------